Exhibit 99.1

Blackbaud, Inc. Announces 2013 Fourth Quarter
and Full Year Financial Results

Non-GAAP operating income rises 34% in 2013
with both growth and income achieving the highest level in Company’s history

Announces First Quarter 2014 Dividend

Charleston, S.C. (February 12, 2014) - Blackbaud, Inc. (NASDAQ: BLKB), a leading global provider of software and services for nonprofits, today announced financial results for its fourth quarter and full year-ended December 31, 2013.

“In the fourth quarter, the Blackbaud team delivered a solid finish to a very strong overall year in 2013. Each of our business units performed well, with double-digit growth of recurring revenue in both our enterprise and general markets business units. We continue to see our customers shifting toward subscription and cloud-based products and services. Our continued product optimization and innovation efforts are designed to seize opportunities presented by this trend while we support our leading product and service offering to the non-profit organization marketplace,” stated Tony Boor, Senior Vice President and Chief Financial Officer of Blackbaud.

Mike Gianoni, President and CEO, commented “While I have been with Blackbaud for only one month, I am very pleased to have a strong team and significant opportunities for us to generate innovation and improvements in our product suite, continue to refine our industry-leading services, and consistently, efficiently and profitably grow our business over the long-term.”

“Our financial goals for 2014 reflect a heightened level of operating investments in areas that we expect will fuel accelerated growth, strengthen our competitive advantages, and enable greater efficiencies throughout our global operations. Many of these investments will provide significant leverage in our business model, which we expect will increase growth and profitability in 2015, and beyond,” concluded, Mr. Gianoni.

Fourth Quarter 2013 GAAP Financial Results

Blackbaud reported total revenue of $134.9 million for the fourth quarter of 2013, an increase of 12.3% compared to $120.1 million for the fourth quarter of 2012. Income from operations and net income were $14.6 million and $11.8 million, respectively, compared to $9.9 million and $3.3 million, respectively, for the fourth quarter of 2012. Diluted earnings per share were $0.26 for the fourth quarter of 2013, compared to $0.07 in the same period last year.

Fourth Quarter 2013 Non-GAAP Financial Results

Non-GAAP revenue was $134.9 million for the fourth quarter of 2013. Non-GAAP income from operations, which excludes the write-down of deferred revenue from acquired companies, stock-based compensation expense, amortization of intangibles arising from business combinations, acquisition integration costs and restructuring costs, was $25.1 million for the fourth quarter of 2013, an increase of 12.7% compared to $22.3 million in the same period last year. Non-GAAP net income increased by 20.4% to $14.5 million for the fourth quarter of 2013, up from $12.0 million in the same period last year. Non-GAAP diluted earnings per share were $0.32 for the fourth quarter of 2013, up from $0.27 in the same period last year.

Balance Sheet and Cash Flow

Blackbaud generated $29.3 million in cash flow from operations during the fourth quarter, returned $5.6 million to stockholders in dividend payments, invested $7.5 million in capital expenditures and capitalized software and reduced its debt balance by $20.8 million. The company ended the fourth quarter with $11.9 million in cash, compared to $16.7 million on September 30, 2013.
Full Year 2013 GAAP and Non-GAAP Financial Results
Blackbaud reported total revenue of $503.8 million for the full year 2013, an increase of 12.6% compared to $447.4 million for 2012. Income from operations and net income, determined in accordance with GAAP, were $51.5 million and $30.5 million for the full year 2013, respectively, compared with $19.4 million and $6.6 million, respectively, for 2012. Diluted earnings per share were $0.67 for the full year 2013, compared with $0.15 for 2012.

Non-GAAP revenue was $504.9 million compared to $453.0 million. Non-GAAP income from operations, which excludes the deferred revenue write down associated with the Convio acquisition, stock-based compensation expense, amortization of intangibles arising from business combinations, acquisition integration costs, restructuring costs, CEO and employee severance, was $101.3 million for the full year 2013, compared to $75.5 million for 2012. Non-GAAP net income was $58.0 million for the full year 2013, compared to $42.3 million for 2012. Non-GAAP diluted earnings per share increased by 34.7% to $1.28 for the full year 2013, compared to $0.95 for 2012.
A reconciliation between GAAP and non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading Non-GAAP Financial Measures.

Dividend

Blackbaud announced today that its Board of Directors has approved a first quarter 2014 dividend of $0.12 per share payable on March 14, 2014 to stockholders of record on February 28, 2014.

Conference Call Details
Blackbaud will host a conference call tomorrow, Thursday, February 13, 2013, at 8:00 a.m. (Eastern Time) to discuss the company's financial results, operations and related matters. To access this call, dial 1-877-705-6003 (domestic) or 1-201-493-6725 (international). A replay of this conference call will be available through February 20, 2014, at 1-877-870-5176 (domestic) or 1-858-384-5517 (international). The replay passcode is 13575607. A live webcast of this conference call will be available on the "Investor Relations" page of the company's website at www.blackbaud.com/investorrelations and a replay will be archived on the website as well.
About Blackbaud
Serving the nonprofit and education sectors for 30 years, Blackbaud (NASDAQ: BLKB) combines technology and expertise to help organizations achieve their missions. Blackbaud works with more than 29,000 customers in over 69 countries that support higher education, healthcare, human services, arts and culture, faith, the environment, independent K-12 education, animal welfare and other charitable causes. The company offers a full spectrum of cloud-based and on-premise software solutions and related services for organizations of all sizes including: fundraising, eMarketing, advocacy, constituent relationship management (CRM), financial management, payment services, analytics and vertical-specific solutions. Using Blackbaud technology, these organizations raise more than $100 billion each year. Recognized as a top company by Forbes, InformationWeek, and Software Magazine and honored by Best Places to Work, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada, the Netherlands, Ireland and the United Kingdom. For more information, visit www.blackbaud.com.

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: the growing need for nonprofit organizations to invest in new technology; benefits from our integrated product strategy; the direction of our company and solutions; customer demand trends; improvements in operational efficiency and the pace of such improvements; increased profitability over time; our ability to invest more quickly in back office systems; the ability of system investments to help our integrated organizational scale; the ability of our operational efficiency plans to drive meaningful shareholder value; improved revenue growth over time; and, such revenue growth creating value. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: the ability to attract and retain key personnel; management of integration of acquired companies and other risks associated with acquisitions; general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; risks associated with successful implementation of multiple integrated software products; risks related to our dividend policy and stock repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Non-GAAP Financial Measures

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud's ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results from period to period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Non-GAAP financial measures discussed above exclude items such as a write-down of Convio deferred revenue, stock-based compensation expense, amortization of intangibles arising from business combinations, acquisition integration costs, restructuring costs, and CEO and employee severance, because they are not directly related to our performance in any particular period, but are for our long-term benefit over multiple periods. We believe that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in our business.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Blackbaud, Inc.

Investor Contact:
Robert Weiner, 843-654-3138
rob.weiner@blackbaud.com

or

Media Contact:
Melanie Mathos, 843-654-3307
melanie.mathos@blackbaud.com

Blackbaud, Inc.
Consolidated balance sheets
(Unaudited)

(in thousands, except share amounts)	December 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$11,889	$13,491
Donor restricted cash	107,362	68,177
Accounts receivable, net of allowance of $5,613 and $8,546 at December 31, 2013 and 2012, respectively	66,969	75,692
Prepaid expenses and other current assets	30,115	40,589
Deferred tax asset, current portion	13,434	15,799
Total current assets	229,769	213,748
Property and equipment, net	49,550	49,063
Deferred tax asset	—	—
Goodwill	264,599	265,055
Intangible assets, net	143,441	168,037
Other assets	19,251	9,844
Total assets	$706,610	$705,747
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$10,244	$13,623
Accrued expenses and other current liabilities	40,443	45,996
Donations payable	107,362	68,177
Debt, current portion	17,158	10,000
Deferred revenue, current portion	181,475	173,899
Total current liabilities	356,682	311,695
Debt, net of current portion	135,750	205,500
Deferred tax liability	36,880	24,468
Deferred revenue, net of current portion	9,099	11,119
Other liabilities	6,655	5,281
Total liabilities	545,066	558,063
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 55,699,817 and 54,859,604 shares issued at December 31, 2013 and 2012, respectively	56	55
Additional paid-in capital	220,763	203,638
Treasury stock, at cost; 9,573,102 and 9,209,371 shares at December 31, 2013 and 2012, respectively	(183,288)	(170,898)
Accumulated other comprehensive loss	(1,385)	(1,973)
Retained earnings	125,398	116,862
Total stockholders’ equity	161,544	147,684
Total liabilities and stockholders’ equity	$706,610	$705,747

Blackbaud, Inc.
Consolidated statements of comprehensive income
(Unaudited)

(in thousands, except share and per share amounts)	Three months ended December 31,		Years ended December 31,
	2013	2012	2013	2012
Revenue
License fees	$3,914	$4,397	$16,715	$20,551
Subscriptions	60,902	48,703	212,656	162,102
Services	30,931	29,415	126,548	119,626
Maintenance	35,753	34,156	138,745	136,101
Other revenue	3,372	3,380	9,153	9,039
Total revenue	134,872	120,051	503,817	447,419
Cost of revenue
Cost of license fees	903	831	2,763	2,993
Cost of subscriptions	30,179	19,622	93,649	68,773
Cost of services	25,982	25,429	104,005	97,208
Cost of maintenance	6,653	7,057	25,741	26,001
Cost of other revenue	2,641	2,813	6,505	7,485
Total cost of revenue	66,358	55,752	232,663	202,460
Gross profit	68,514	64,299	271,154	244,959
Operating expenses
Sales and marketing	24,966	24,339	97,614	95,218
Research and development	16,186	17,327	65,645	64,692
General and administrative	12,101	11,894	50,320	63,133
Restructuring	28	175	3,494	175
Amortization	611	689	2,539	2,106
Impairment of cost method investment	—	—	—	200
Total operating expenses	53,892	54,424	219,612	225,524
Income from operations	14,622	9,875	51,542	19,435
Interest income	14	28	67	146
Interest expense	(1,233)	(2,235)	(5,818)	(5,864)
Other expense, net	(116)	(326)	(462)	(392)
Income before provision for income taxes	13,287	7,342	45,329	13,325
Income tax provision	1,497	4,072	14,857	6,742
Net income	$11,790	$3,270	$30,472	$6,583
Earnings per share
Basic	$0.26	$0.07	$0.68	$0.15
Diluted	$0.26	$0.07	$0.67	$0.15
Common shares and equivalents outstanding
Basic weighted average shares	44,985,334	44,345,887	44,684,812	44,145,535
Diluted weighted average shares	45,583,255	44,757,841	45,421,140	44,691,845
Dividends per share	$0.12	$0.12	$0.48	$0.48
Other comprehensive income (loss)
Foreign currency translation adjustment	(60)	(22)	53	(34)
Unrealized gain (loss) on derivative instruments, net of tax	84	92	535	(791)
Total other comprehensive income (loss)	24	70	588	(825)
Comprehensive income	$11,814	$3,340	$31,060	$5,758

Blackbaud, Inc.
Consolidated statements of cash flows
(Unaudited)

	Years ended December 31,
(in thousands)	2013	2012
Cash flows from operating activities
Net income	$30,472	$6,583
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43,164	32,241
Provision for doubtful accounts and sales returns	5,403	9,591
Stock-based compensation expense	16,910	19,240
Excess tax benefits from stock based compensation	—	(81)
Deferred taxes	13,873	7,585
Impairment of cost method investment	—	200
Amortization of deferred financing costs	613	678
Other non-cash adjustments	1,261	(293)
Changes in operating assets and liabilities, net of acquisition of businesses:
Accounts receivable	3,161	(9,397)
Prepaid expenses and other assets	2,977	(8,817)
Trade accounts payable	(218)	(1,363)
Accrued expenses and other liabilities	(17,055)	(388)
Donor restricted cash	(39,801)	(27,990)
Donations payable	39,801	27,990
Deferred revenue	6,683	12,912
Net cash provided by operating activities	107,244	68,691
Cash flows from investing activities
Purchase of property and equipment	(20,086)	(20,557)
Purchase of net assets of acquired companies, net of cash acquired	(876)	(280,687)
Capitalized software development costs	(3,197)	(1,245)
Net cash used in investing activities	(24,159)	(302,489)
Cash flows from financing activities
Proceeds from issuance of debt	103,008	315,000
Payments on debt	(165,600)	(99,500)
Payments of deferred financing costs	—	(2,440)
Proceeds from exercise of stock options	385	3,146
Excess tax benefits from stock based compensation	—	81
Dividend payments to stockholders	(22,081)	(21,731)
Net cash (used in) provided by financing activities	(84,288)	194,556
Effect of exchange rate on cash and cash equivalents	(399)	213
Net (decrease) increase in cash and cash equivalents	(1,602)	(39,029)
Cash and cash equivalents, beginning of year	13,491	52,520
Cash and cash equivalents, end of year	$11,889	$13,491

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures
(Unaudited)

(in thousands, except per share amounts)	Three months ended December 31,		Years ended December 31,
	2013	2012	2013	2012
GAAP revenue	$134,872	$120,051	$503,817	$447,419
Non-GAAP adjustments:
Add: Convio deferred revenue write-down	75	771	1,060	5,592
Total Non-GAAP adjustments	75	771	1,060	5,592
Non-GAAP revenue	$134,947	$120,822	$504,877	$453,011

GAAP gross profit	$68,514	$64,299	$271,154	$244,959
GAAP gross margin	51%	54%	54%	55%
Non-GAAP adjustments:
Add: Convio deferred revenue write-down	75	771	1,060	5,592
Add: Stock-based compensation expense	1,025	1,238	4,041	4,184
Add: Amortization of intangibles from business combinations	5,461	5,032	22,059	15,243
Add: Acquisition integration costs	157	(8)	835	589
Add: Write-off of prepaid proprietary software licenses	—	—	—	350
Total Non-GAAP adjustments	6,718	7,033	27,995	25,958
Non-GAAP gross profit	$75,232	$71,332	$299,149	$270,917
Non-GAAP gross margin	56%	59%	59%	60%

GAAP income from operations	$14,622	$9,875	$51,542	$19,435
GAAP operating margin	11%	8%	10%	4%
Non-GAAP adjustments:
Add: Convio deferred revenue write-down	75	771	1,060	5,592
Add: Stock-based compensation expense	3,942	4,786	16,910	19,240
Add: Amortization of intangibles from business combinations	6,072	5,721	24,598	17,349
Add: Acquisition integration costs	369	952	1,785	6,748
Add: Restructuring costs	28	175	3,494	175
Add: CEO severance	—	—	1,275	—
Add: Employee severance	—	—	625	—
Add: Acquisition-related expenses	—	—	—	6,428
Add: Write-off of prepaid proprietary software licenses	—	—	—	350
Add: Impairment of cost method investment	—	—	—	200
Total Non-GAAP adjustments	10,486	12,405	49,747	56,082
Non-GAAP income from operations	$25,108	$22,280	$101,289	$75,517
Non-GAAP operating margin	19%	18%	20%	17%

GAAP net income	$11,790	$3,270	$30,472	$6,583

Shares used in computing GAAP diluted earnings per share	45,583	44,758	45,421	44,692
GAAP diluted earnings per share	$0.26	$0.07	$0.67	$0.15

Non-GAAP adjustments:
Add: Total Non-GAAP adjustments affecting income from operations	10,486	12,405	49,747	56,082
Less: Tax impact related to Non-GAAP adjustments	(7,775)	(3,631)	(22,224)	(20,327)
Non-GAAP net income	$14,501	$12,044	$57,995	$42,338

Shares used in computing Non-GAAP diluted earnings per share	45,583	44,758	45,421	44,692
Non-GAAP diluted earnings per share	$0.32	$0.27	$1.28	$0.95

Detail of Non-GAAP adjustments:
Stock-based compensation expense:
Cost of revenue
Cost of subscriptions	$277	$126	$1,032	$860
Cost of services	559	875	2,464	2,786
Cost of maintenance	189	237	545	538
Subtotal	1,025	1,238	4,041	4,184
Operating expenses
Sales and marketing	596	794	2,351	2,527
Research and development	754	1,078	3,731	3,556
General and administrative	1,567	1,676	6,787	8,973
Subtotal	2,917	3,548	12,869	15,056
Total stock-based compensation expense	$3,942	$4,786	$16,910	$19,240

Amortization of intangibles from business combinations
Cost of revenue
Cost of license fees	$87	$120	$421	$485
Cost of subscriptions	4,610	4,237	18,578	11,969
Cost of services	631	542	2,528	1,992
Cost of maintenance	115	114	457	722
Cost of other revenue	18	19	75	75
Subtotal	5,461	5,032	22,059	15,243
Operating expenses	611	689	2,539	2,106
Total amortization of intangibles from business combinations	$6,072	$5,721	$24,598	$17,349